EXHIBIT 10AF


                          FIRST AMENDMENT TO LEASE
                                   BETWEEN
                        NEW AVON LIMITED PARTNERSHIP
                                     AND
                           HAEMONETICS CORPORATION

      New Avon Limited Partnership ("Landlord") and Haemonetics Corporation ("Tenant") hereby amend the Lease between the Landlord and Tenant, dated as of July 29, 1997 (the "Lease").

      Whereas, Tenant wishes to exercise its option to renew the Lease, as set forth in Section 29 of the Lease, conditioned upon Tenant being able to expand into adjacent premises on or about April 1, 2004; and

      Whereas, said adjacent premises are currently under lease with another tenant, such lease expiring on or about January 15, 2005; and

      Whereas, Landlord and Tenant have reached agreement with respect to a short term extension of the Lease and with respect to a longer term extension of the lease if the adjacent space is available to Tenant as aforesaid, as well as the base rental to be charged during the short term renewal and long term extension; and

      Now Therefor, for good, lawful and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and notwithstanding anything in the Lease to the contrary, the Landlord and Tenant hereby agree as follows:

      1. The Lease Term under the Lease is hereby extended for one (1) year terminating on November 30, 2003 (the "Short Extended Term"), and the Lease Termination Date, as set forth in the Lease Information Page shall be November 30, 2003.

      3. Annual Rent for the Demised Premises for the Short Extended Term, effective December 1, 2002, and terminating on November 30, 2003 shall be as follows:

      Calendar Period     Annual Rent     Monthly Rent
      ---------------     -----------     ------------

      12/1/02-11/30/03     $235,200         $19,600


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      4.  If Landlord gives Tenant written notice, on or before December 1,
2002, that Landlord has secured an early termination of the adjacent space currently occupied by J.N, Muldoon Co., Inc. (shown as the "Additional Space" on the attached Exhibit "A"), such that Tenant can take occupancy of the Additional Space as of April 1, 2004, from and after said April 1, 2004, the Demised Premises shall include the Additional Space.

      5. If Landlord gives such notice to Tenant, as aforesaid, the Lease Term under the Lease is hereby extended from December 1, 2003 to November 30, 2007 (the "Extended Term")and the Lease Termination Date, as set forth in the Lease Information Page shall be November 30, 2007.

      6. If Landlord gives such notice to Tenant, as aforesaid, Annual Rent for the Demised Premises for the Extended Term, effective December 1, 2002, and terminating on November 30, 2007, shall be as follows:

      Calendar Period      Annual Rent     Monthly Rent
      ---------------      -----------     ------------

      12/1/02-2/28/03       $208,800         $17,400
       3/1/03-2/29/04       $218,400         $18,200
       3/1/04-3/31/04       $228,000         $19,000
       4/1/04-2/28/05       $289,750         $24,146
       3/1/05-2/28/06       $301,950         $25,163
       3/1/06-2/28/07       $317,200         $26,433
       3/1/07-11/30/07      $329,400         $27,450

Rent is due and payable on the first day of the month without notice or demand.

      7. Tenant's Share of the Real Estate Taxes and Operation Cost (as set forth in the Lease Information Page), shall remain at 31.47% through March 31, 2004, and thereafter shall be 40.09%.

      8. Tenant's Initial Estimated Monthly Payment on Account (as set forth in the Lease Information Page) shall be $2,282 for Real Estate Taxes and $2,675 for Operating Cost through March 31, 2004, which amounts will increase as of March 1, 2004 (currently estimated to be $2,907 and $3,408, respectively).

      9. If, as and when the Additional Space becomes part of the Demised Premises, the Additional Space shall be delivered to Tenant, in "as is, where is" condition, and broom clean.


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      10.  In the event that Landlord fails to deliver the Additional Space to Tenant by April 1, 2004, the parties agree to a ratable adjustment of all amounts due hereunder by Tenant until the Additional Space has been delivered to Tenant by Landlord.

      11. In all other respects the Lease is ratified and confirmed and in full force and effect.

      Executed as a second amendment of lease under seal on this      day
of August, 2002.

LANDLORD:                              TENANT:

New Avon Limited Partnership           Haemonetics Corporation
by New Avon Development Corp.
it general partner



By: /s/ Lawrence J. Rothschild         By: /S/ James L. Peterson
    -------------------------------        --------------------------------
    Lawrence J. Rothschild, Pres.          James L. Peterson,  President
    duly authorized                        duly authorized


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